Exhibit 10.6

NEITHER THIS NOTE, NOR THE SHARES UNDERLYING THIS NOTE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND THE SHARES UNDERLYING THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE OF THE UNDERLYING SHARES THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $[AMOUNT]	Dated as of March , 2024

EUDA Health Holdings Limited, a British Virgin Islands company (the “Maker”), promises to pay to the order of [NAME AND ADDRESS] (the “Payee”) the principal sum of [AMOUNT] ($ _______) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Payment. FOR VALUE RECEIVED, the Maker promises to pay to the Payee, pursuant to the terms hereunder, the principal sum of $_________ (the “Principal Amount”) on [DATE], 2025 (the “Maturity Date”) of this Note, unless the Principal Amount has been converted into ordinary shares of the Maker (the “Conversion Shares”) upon notice by Payee, as described in paragraph 3 herein.

2.	Prepayment. The Principal Amount may only be prepaid with the prior written consent of the Payee.

3.	Conversion and Registration Right.

(a)	Conversion Price. The conversion price shall be fixed at $1.27 per Ordinary Share (the “Conversion Price”).

(b)	Conversion. The Payee may, at any time and from time to time, convert the unpaid balance of the Principal Amount, and any accrued but unpaid interest thereon at the Conversion Price in full or in part by delivery to the Maker of a conversion notice (the “Notice”), in the form attached as Annex A hereto. In the event that the Conversion Shares shall be changed into the same or a different number of Conversion Shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, Payee shall have the right thereafter to receive all or any portion of the Conversion Shares into the kind and amount of shares of capital stock of the Company and property receivable upon such capital reorganization, reclassification or other change which Payee would have received had the Conversion Shares been issued immediately prior to such capital reorganization, reclassification or other change.

(c)	Restricted Securities. Upon receiving the Notice, the Maker shall issue such number of Conversion Shares set forth in the Notice. The certificate representing the Conversion Shares, shall bear a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

(d)	Registration Right. Maker covenants and agrees that it shall file (at the Maker’s expense) a registration statement to register for resale the Conversion Shares underlying the Note, including any additional shares that may be issued in lieu of the payment of accrued interest (the “Resale Registration Statement”) as soon as practicable (but in no event later than thirty (30) days) following the initial Notice. The Maker shall use its best efforts to have the Resale Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) as soon as reasonably possible thereafter. Within two (2) business days of the effective date of the Resale Registration Statement, Maker shall deliver to Maker’s transfer agent an opinion of Maker’s counsel that the Conversion Shares included in the Resale Registration Statement have been registered with the SEC and are eligible for resale pursuant to an effective Resale Registration Statement.

4.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

5.	Successor. This Note shall be binding upon Maker’s successors. Any successor entity to the Maker will execute and deliver to the Payee a supplement hereto acknowledging such entity’s obligations under this Note.

6.	Application of Payments. All payments shall be applied (i) to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, (ii) to interest payments (if any), and (iii) to the reduction of the unpaid Principal Amount of this Note.

7.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Pay When Due. The Maker’s failure to pay the Principal Amount, plus accrued, but unpaid interest thereon on the Maturity Date, if such amounts have not been converted prior thereto.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

8.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 7(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, all accrued, but unpaid interest, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Section 7(b) or (c), the unpaid Principal Amount of this Note, all accrued, but unpaid interest, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9.	Guarantor. EUDA Health Limited, a wholly-owned subsidiary of the Maker (the “Guarantor”), unconditionally guarantees all of the Maker’s obligations and performance under this Note, including but not limited to the Maker’s obligation to pay.

10.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11.	Indemnity. The Maker agrees to indemnify and hold the Payee harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind and nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense) that may be instituted or asserted against or incurred by the Payee as the result of credit having been extended, suspended or terminated under this Note or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Note or the transactions referred to herein and any actions or omissions with respect to any of the foregoing.

12.	Replacement of Note. If the Payee of record loses this Note, the Maker shall issue an identical replacement Note to the Payee upon the Payee’s delivery to the Maker of an executed lost note affidavit stating the facts surrounding such loss of this Note and an executed indemnity agreement indemnifying and holding harmless the Maker against any losses incurred or liabilities suffered by the Maker or claims against the Maker by any other holders or transferees of this Note related to or from the issuance of the replacement Note by the Maker, which lost note affidavit and indemnity agreement shall be in a form reasonably satisfactory to the Maker.

13.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

14.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

EUDA Health Holdings Limited

Clarence Thomas Building,

P.O. Box 4649

Road Town Tortola

British Virgin Islands

Attn: Dr. Kelvin Chen

If to Guarantor:

EUDA Health Limited

1 Pemimpin Drive #12-07

One Pemimpin

Singapore 576151

Attn: Dr. Kelvin Chen

If to Payee:

[NAME]

[ADDRESS]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

15.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SINGAPORE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

16.	Jurisdiction. Each of the Parties irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any Party or Payee arising out of, based upon, or in any way relating to this Note or the transactions contemplated hereby shall be brought in Courts of Singapore, (ii) waives, to the fullest extent he, she or it may effectively do so, any objection to the laying of venue of any such proceeding brought in such Court, any claim that any such action or proceeding brought in such Court has been brought in an inconvenient forum, and any right to seek the transfer of such action or proceeding to another Court, and (iii) submits to the exclusive jurisdiction of the such Court with respect to any such suit, action or proceeding.

17.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Payee.

19.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by Maker (by operation of law or otherwise) without the prior written consent of Payee and any attempted assignment without the required consent shall be void. Payee may assign this Note and its rights hereunder at any time without the consent of the Maker, subject to Section 3. The terms and conditions of this Note shall inure to the benefit of, and be binding upon the successors and assigns of the respective parties.

20.	Miscellaneous. The Maker hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

21.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

EUDA HEALTH HOLDINGS LIMITED

By:
Name:	Wei Wen (Kelvin) Chen
Title:	Chief Executive Officer

For the purpose of Section 9 as the Guarantor:
EUDA Health Limited

By:
Name:	Wei Wen (Kelvin) Chen
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

Annex A

[●], 202[●]

EUDA Health Holdings Limited

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

Ladies and Gentlemen:

Reference is made to the convertible promissory note (the “Note”) issued by EUDA Health Holdings Limited (“EUDA”) to [●] (the “Payee”) dated [●], 2024. Capitalized terms used herein but not otherwise defined shall have the same meaning as such capitalized terms have in the Note.

Pursuant to Section 3 of the Note, the Payee is entitled to convert part or all of the amounts due under the Note, into ordinary shares of EUDA at a fixed conversion price of $1.27 per ordinary share. By the signature below, the Payee is hereby providing EUDA with notice of its election to convert $[●] due under the Note into the Conversion Shares.

Please let us know if you have any questions.

Thank you,

Payee

By: _______________________

Name: [_________________]